Exhibit 4.2

Execution Version

QVC, INC.

AND

ANY GUARANTORS PARTY HERETO

AND

U.S. BANK NATIONAL ASSOCIATION,
As Trustee

6.250% SENIOR SECURED NOTES DUE 2068

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 26, 2019

To

INDENTURE

Dated as of September 13, 2018

i

ii

		Page

Article X
Guarantee of the Notes

Section 10.01	Guarantors	52
Section 10.02	[Reserved]	52
Section 10.03	[Reserved]	52
Section 10.04	Release of Guarantor	52

Article XI
Miscellaneous

Section 11.01	Confirmation of Indenture	53
Section 11.02	Governing Law	53
Section 11.03	Waiver of Jury Trial	53
Section 11.04	Counterpart Originals	53
Section 11.05	Table of Contents, Headings, etc.	53
Section 11.06	No Recourse Against Others	53

EXHIBITS

Exhibit A	Form of Global Note
Exhibit B	Form of Notation of Guarantee

iii

SECOND SUPPLEMENTAL INDENTURE dated as of November 26, 2019 (this “Supplemental Indenture”), to the Indenture dated as of September 13, 2018 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by the Supplemental Indenture, the “Indenture”) is among QVC, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) party hereto and U.S. Bank National Association, as trustee (the “Trustee”).

The Issuer, Guarantors and Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

Article I
Definitions and Conflicts with Base Indenture

Section 1.01                             Definitions.

“2012 Notes” means the 5.125% Senior Secured Notes due 2022 issued by the Issuer on July 2, 2012.

“2012 Notes Indenture” means the indenture governing the 2012 Notes dated as of July 2, 2012, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“2013 Notes” means the 4.375% Senior Secured Notes due 2023 and the 5.950% Senior Secured Notes due 2043 issued by the Issuer on March 18, 2013.

“2013 Notes Indenture” means the indenture governing the 2013 Notes dated as of March 18, 2013, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“2014 Notes” means (i) the 4.850% Senior Secured Notes due 2024 issued by the Issuer on March 18, 2014 and (ii) the 4.45% Senior Secured Notes due 2025 and the 5.45% Senior Secured Notes due 2034 issued by the Issuer on August 21, 2014.

“2014 Notes Indentures” means (i) the indenture governing the 4.850% Senior Secured Notes due 2024 dated as of March 18, 2014, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and (ii) the indenture governing the 4.45% Senior Secured Notes due 2025 and the 5.45% Senior Secured Notes due 2034 dated as of August 21, 2014, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“2018 Notes” means the 6.375% Senior Secured Notes due 2067 issued by the Issuer on September 13, 2018.

“2018 Notes Indenture” means the indenture governing the 2018 Notes dated as of September 13, 2018, among the Issuer and certain of its subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Additional Notes” means an unlimited principal amount of Notes having identical terms and conditions to the Notes issued pursuant to Article II and in compliance with Section 4.06 and Section 4.10, except for issue date, issue price and first interest payment date.

“Adjusted Treasury Rate” means, with respect to any Redemption Date (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.  Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

“Affiliate” of any Person means any other Person which directly or indirectly Controls or is Controlled by, or is under direct or indirect common Control with, the referent Person.

“Affiliated Persons” means, with respect to any specified Person, (a) such specified Person’s parents, spouse, siblings, descendants, stepchildren, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a), and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Asset Acquisition” means:

(1)                                 an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary, or

(2)                                 the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business.  For purposes of this definition, the term “Asset Sale” shall not include:

(1)                                 transfers of cash or Cash Equivalents;

(2)                                 transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

(3)                                 Permitted Investments and Restricted Payments permitted under Section 4.07;

(4)                                 the creation of or realization on any Lien permitted under this Indenture;

(5)                                 transfers of inventory and damaged, worn-out or obsolete equipment or assets that are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6)                                 sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Issuer or any Restricted Subsidiary to the extent not materially interfering with the business of Issuer and the Restricted Subsidiaries;

(7)                                 any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $50.0 million;

(8)                                 Asset Sales by the Issuer or any Restricted Subsidiary to any other Restricted Subsidiary or the Issuer; and

(9)                                 any transfer or series of transfers that, but for this clause, would be Asset Sales if consummated at a time when, after giving pro forma effect thereto, (x) the Consolidated Leverage Test is satisfied, and (y) no Default shall have occurred and be continuing or occur as a consequence thereof.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date during the period commencing 60 days prior to the date of the first public notice of an arrangement that could result in a Change of Control and ending at the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating

Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Holders of Notes in writing at their request that the reduction was the result, in whole or in part, of any event or circumstance comprising or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, that any obligations relating to a lease that would have been accounted by such Person as an operating lease in accordance with GAAP as of the Issue Date shall be deemed an operating lease and not a Capitalized Lease Obligation for all purposes under this Indenture.

“Cash Equivalents” means:

(1)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(2)                                 certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof;

(3)                                 commercial paper of an issuer rated at least A-1 by Standard & Poor’s or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(4)                                 repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(5)                                 securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor’s or A by Moody’s;

(6)                                 securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (2) of this definition;

(7)                                 money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (1) through (6) of this definition;

(8)                                 money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by Standard & Poor’s or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(9)                                 in the case of any Foreign Subsidiary, investments substantially comparable to any of the foregoing investments with respect to the country in which such Foreign Subsidiary is organized.

“Cash Management Services Agreement” means any agreement with respect to any of the following bank services: (1) commercial credit cards, other commercial cards, purchase cards and merchant card services, (2) stored value cards, (3) treasury management services or other payment services (including, without limitation, electronic payment services, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Change of Control” means the occurrence of any of the following events:

(1)                                 the acquisition of beneficial ownership by any person or group (excluding any Permitted Holder or group Controlled by any Permitted Holder) of more than 30% of the aggregate voting power of all outstanding classes or series of the Issuer’s voting stock and such aggregate voting power exceeds the aggregate voting power of all outstanding classes or series of the Issuer’s voting stock beneficially owned by the Permitted Holders collectively, and either (a) such person or group does not have on the date of such acquisition or within 45 days thereafter (i) an investment grade corporate family rating by Moody’s or Standard & Poor’s or (ii) a corporate family rating equal to or better than Qurate Retail’s rating with Moody’s or Standard and Poor’s or (b) on any day until the date that is six months after the date of such acquisition, the Issuer is rated by one of Moody’s or Standard & Poor’s and the rating assigned by either of them is not an Investment Grade Rating;

(2)                                 after the consummation of an initial public offering of the Issuer’s Equity Interests, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office; or

(3)                                 the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event occurring in respect of that Change of Control.

“Collateral” means all “Collateral” as such term is defined in the Parent Pledge Agreement and all other assets pledged from time to time to secure the Obligations under the Notes, this Indenture and Security Documents.

“Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as collateral agent under the Security Documents and any successors or new collateral agents in such capacity.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities (“Remaining Life”).

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1)                                 Consolidated Net Income, plus

(2)                                 in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income,

(a)                                 Consolidated Income Tax Expense,

(b)                                 Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)                                  Consolidated Depreciation Expense,

(d)                                 Consolidated Interest Expense net of consolidated interest income of the Issuer and its Restricted Subsidiaries, and

(e)                                  stock compensation, as reported in the Issuer’s financial statements,

in each case determined on a consolidated basis in accordance with GAAP; provided that

(i)                                     the aggregate amount of all other non-cash charges, expenses or losses reducing such Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to writeoffs, writedowns or reserves with respect to accounts or inventory) for such period, and

(ii)                                  the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period will, in each case, be excluded from Consolidated Net Income for purposes of this definition only.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means the ratio of (i) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (ii) Consolidated Interest Expense for such Four-Quarter Period.  For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                 the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)                                 any Asset Sale, asset sale which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition or as a result of a Redesignation) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale, asset sale which is solely excluded from the definition of Asset Sale pursuant to clause (9) of such definition, or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(a)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(b)                                 if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(c)                                  notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of the agreements governing such Hedging Obligations.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)                                 imputed interest on Capitalized Lease Obligations,

(2)                                 commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)                                 the net costs associated with Hedging Obligations related to interest rates,

(4)                                 amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)                                 the interest portion of any deferred payment obligations,

(6)                                 all other non-cash interest expense,

(7)                                 capitalized interest,

(8)                                 the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary or to the extent paid in Qualified Equity Interests), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

(9)                                 all interest payable with respect to discontinued operations, and

(10)                          all interest on any Indebtedness described in clause (6) or (7) of the definition of “Indebtedness.”

“Consolidated Leverage Ratio” means, at any date, the ratio of:

(i)                                     Indebtedness of the Issuer and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to:

(ii)                                  Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio.

In the event that the Issuer or any of its Restricted Subsidiaries incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being incurred at such time, in which case any subsequent incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an incurrence at such subsequent time.

“Consolidated Leverage Test” means, at any date, that the Consolidated Leverage Ratio is no greater than 3.50 to 1.00.

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)                                 the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any Restricted Subsidiary during such period;

(2)                                 except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)                                 any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) the sale of any financial or equity investment by the Issuer or any Restricted Subsidiary;

(4)                                 gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(5)                                 gains and losses with respect to Hedging Obligations;

(6)                                 the cumulative effect of any change in accounting principles;

(7)                                 the net income (or loss) associated with minority interests in Restricted Subsidiaries that are not Wholly-Owned Restricted Subsidiaries; and

(8)                                 any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Issuer or any Restricted Subsidiary during such period.

For the purpose of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Consolidated Net Tangible Assets” means the total amount of assets (including investments in joint ventures) of the Issuer and its Restricted Subsidiaries after deducting therefrom (a) all current liabilities of the Issuer and its Restricted Subsidiaries and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and any other like intangibles of the Issuer and its Restricted Subsidiaries, all as set forth on the consolidated balance sheet of the Issuer for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of Section 4.06.

“Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated December 31, 2018, by and among the Issuer and Zulily, LLC, as borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as amended or refinanced from time to time.

“Credit Facilities” means one or more (A) debt facilities (which may be outstanding at the same time and including, without limitation, the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities (including, without limitation, the Notes), indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning set forth in Section 4.13.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in each case on or prior to the date that is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if (1) the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.20, and (2) such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions of Section 4.20.

“Domestic Subsidiary” means any Subsidiary of the Issuer organized under the laws of the United States, any state thereof or the District of Columbia.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Existing Note Guarantees” means the guarantees of the Existing Notes by the Guarantors.

“Existing Notes” means the 2012 Notes, each series of the 2013 Notes, each series of the 2014 Notes and the 2018 Notes.

“Existing Notes Indentures” means the 2012 Notes Indenture, the 2013 Notes Indenture, the 2014 Notes Indentures and the 2018 Notes Indenture.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other

Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means each Subsidiary of the Issuer that is a party to this Indenture as of the Issue Date (including each Material Domestic Subsidiary of the Issuer on the Issue Date), and each other Person that is required to, or at the election of the Issuer does, become a Guarantor by the terms of this Indenture, in each case, until such Person is released from its Note Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)                                 all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or with respect to deposits or advances of any kind;

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4)                                 all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)                                 all Capitalized Lease Obligations of such Person;

(6)                                 all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(7)                                 all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis; and

(8)                                 all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (excluding obligations arising from inventory transactions in the ordinary course of business).

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (6), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Initial Notes” means the 6.250% Senior Secured Notes due 2068.

“Interest Payment Dates” means March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2019.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) if by Moody’s and BBB- (or the equivalent) if by Standard & Poor’s.

“Investments” of any Person means:

(1)                                 all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2)                                 all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3)                                 all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4)                                 the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made.  The amount of Investment pursuant to clause (4) shall be the Fair Market Value of the Issuer’s proportionate interest in such Unrestricted Subsidiary as of the date of such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary.  If the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other

Investments in such Restricted Subsidiary retained.  Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer or Parent shall be deemed not to be Investments.

“Issue Date” means November 26, 2019, the date on which the Notes are originally issued.

“Issuer” means the party named as such in this Indenture until a successor replaces such party pursuant to Article V and thereafter means the successor.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Issuer, as of the last day of the fiscal quarter of the Issuer most recently ended for which financial statements are available, that has assets (including Equity Interests in Subsidiaries) or revenues (including both third party and intercompany revenues) with a value in excess of 7.50% of the consolidated assets of the Issuer and its Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Domestic Subsidiaries; provided, that in the event Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 7.50% of the consolidated assets of the Issuer and its Domestic Subsidiaries or 7.50% of the consolidated revenues of the Issuer and its Domestic Subsidiaries as of the end of such fiscal quarter, then one or more of such Domestic Subsidiaries designated by the Issuer (or, if the Issuer shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the consolidated assets of the Issuer), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)                                 as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, and

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Credit Agreement, Existing Notes or Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Guarantee” means a Guarantee (as defined in the Base Indenture).

“Notes” means the Initial Notes and any Additional Notes.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means any of the following of the Issuer:  the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by Section 11.05 of the Base Indenture and delivered to the Trustee.

“Parent” means Qurate Retail.

“Parent Pledge Agreement” means the pledge agreement by and among Qurate Retail Group, Inc. and the Collateral Agent dated as of June 16, 2009 as amended and restated as of September 25, 2009, March 23, 2010, September 2, 2010, March 1, 2013, March 18, 2013, March 18, 2014, August 21, 2014, March 9, 2015, June 23, 2016, September 13, 2018, December 31, 2018 and November 26, 2019, as such agreement may be amended from time to time in accordance with its terms.

“Parent Pledgor” means the pledgor party to the Parent Pledge Agreement.

“Permitted Holders” means any one or more of (a) Qurate Retail, (b) John C. Malone, (c) Greg Maffei, (d) each of the respective Affiliated Persons of the Persons referred to in clauses (b) and (c), and (e) any Person a majority of the aggregate voting power of all the outstanding classes or series of the equity securities of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b), (c) and (d).

“Permitted Indebtedness” has the meaning set forth in Section 4.06.

“Permitted Investment” means:

(1)                                 Investments by the Issuer or any Restricted Subsidiary in any Restricted Subsidiary;

(2)                                 Investments in the Issuer by any Restricted Subsidiary;

(3)                                 loans and advances to directors, employees and officers of Parent (prior to the consummation of an initial public offering of the Issuer’s Equity Interests) or the Issuer or any of the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent (prior to the consummation of an initial public offering of the Issuer’s Equity Interests) or the Issuer (after the consummation of an initial public offering of the Issuer’s Equity Interests) not in excess of $10.0 million at any one time outstanding;

(4)                                 cash and Cash Equivalents;

(5)                                 receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(6)                                 Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(7)                                 Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with a sale of assets made in compliance with Section 4.08;

(8)                                 lease, utility and other similar deposits in the ordinary course of business;

(9)                                 stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(10)                          any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date; and

(11)                          Investments, including in joint ventures of the Issuer or any of its Restricted Subsidiaries, not to exceed $100.0 million in the aggregate outstanding at any time.

“Permitted Liens” means the following types of Liens:

(1)                                 Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or a Restricted Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent by more than 30 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3)                                 pledges and deposits made in the ordinary course of business in compliance with workers’ compensation (or pursuant to letters of credit issued in connection with such workers’ compensation compliance), unemployment insurance and other social security laws or regulations;

(4)                                 Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, letters of credit and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(6)                                 judgment Liens not giving rise to an Event of Default;

(7)                                 easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;

(8)                                 Liens securing obligations in respect of trade-related letters of credit and covering the goods (or the documents of title in respect of such goods) financed or the purchase of which is supported by such letters of credit and the proceeds and products thereof;

(9)                                 Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(10)                          bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(11)                          leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(12)                          Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(13)                          [Reserved];

(14)                          Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary in the ordinary course of business not for the purpose of speculation;

(15)                          Liens existing on the Issue Date securing obligations outstanding on the Issue Date;

(16)                          Liens in favor of the Issuer or a Guarantor;

(17)                          Liens securing Purchase Money Indebtedness; provided that such Liens shall secure Capitalized Lease Obligations or be created within 90 days of the acquisition of such fixed or capital assets and shall not extend to any asset other than the specified asset being financed and additions and improvements thereon;

(18)                          Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(19)                          deposits and other Liens securing credit card operations of the Issuer and its Subsidiaries, provided the amount secured does not exceed amounts owed by the Issuer and its Subsidiaries in connection with such credit card operations;

(20)                          Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18); provided that in the case of Liens securing Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (15), (17) and (18) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(21)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22)                          Interests of vendors in inventory arising out of such inventory being subject to a “sale or return” arrangement with such vendor or any consignment by any third party of any inventory; and

(23)                          Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $150.0 million at any one time outstanding, so long as such Liens do not encumber Collateral consisting of assets of the Issuer or any Restricted Subsidiary.

“Permitted Parity Indebtedness” has the meaning set forth in Section 4.10.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):  (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person other than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“Prospectus Supplement” means the prospectus supplement, dated as of November 19, 2019, relating to the offering of the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that such Indebtedness is comprised of Capitalized Lease Obligations or (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan).  Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qurate Retail” means Qurate Retail, Inc. (f/k/a Liberty Interactive Corporation), a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; and any subsequent successor (by merger, consolidation, transfer or otherwise) to all or substantially all of a successor’s assets, provided, that if a Transferee Parent becomes the beneficial owner of all or substantially all of the equity securities of the Issuer then beneficially owned by Qurate Retail as to which Qurate Retail has dispositive power, the term “Qurate Retail” shall also mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.  “Transferee Parent” for this purpose means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Qurate Retail of a Person or Persons (a “Transferred Person”) that hold equity securities of the Issuer beneficially owned by Qurate Retail, such Transferred Person or its successor in such transaction or any ultimate parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of Qurate Retail, Persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Qurate Retail (or of any publicly traded class or series of voting securities of Qurate Retail designed to track the economic performance of a specified group of assets or businesses) or Persons who are Control Persons as of the date of such transaction or the last transaction in such series.  “Control Person” for this purpose means each of (a) the Chairman of the Board of Qurate Retail, (b) the President of Qurate Retail, (c) any Executive Vice President or Senior Vice President of Qurate Retail, (d) each of the directors of Qurate Retail and (e) the respective Affiliated Persons of the Persons referred to in clauses (a) through (d).

“Rating Agencies” means (1) each of Moody’s and Standard & Poor’s; and (2) if any of Moody’s or Standard & Poor’s ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, that the Issuer selects (as certified by an Officer of the Issuer) as a replacement agency for Moody’s or Standard & Poor’s, or both of them, as the case may be.

“Recovery” has the meaning set forth in Section 7.08(a).

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Section 3.01.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Redesignation” has the meaning set forth in Section 4.13.

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”); provided that:

(1)                                 the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(2)                                 the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

(3)                                 if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4)                                 the Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the final maturity date of the Notes; and

(5)                                 the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the final maturity date of the Notes; provided that Refinancing Indebtedness in respect of Refinanced Indebtedness that has no amortization may provide for amortization installments, sinking fund payments, senior maturity dates or other required payments of principal of up to 1% of the aggregate principal amount per annum.

“Restricted Payment” means any of the following:

(1)                                 the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any such payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)                                 the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, or any equity holder of the Issuer, including, without limitation, any payment in exchange for such Equity Interests in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)                                 any Investment other than a Permitted Investment; or

(4)                                 any payment or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary).

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“Secured Party” means the lenders and the agents under the Credit Agreement, holders of Existing Notes, the trustee under the Existing Notes, providers of the Specified Swap Agreements, providers of the Specified Cash Management Services Agreements, the Trustee, the Holders, the Collateral Agent and any other party designated as an additional secured party under the Security Documents in accordance with the terms of the Security Documents, Indenture, the Credit Agreement or the Existing Notes Indentures.

“Security Documents” means, collectively, the Parent Pledge Agreement and any other security agreement relating to the Collateral, each as in effect on the Issue Date (in the case of the Parent Pledge Agreement) and as any such Security Document may be amended, amended and restated, modified, renewed or replaced from time to time.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Cash Management Services Agreement” means any Cash Management Services Agreement entered into by the Issuer or any of its subsidiaries and any Person that is a lender or an affiliate of a lender under the Credit Agreement at the time such Cash Management Services Agreement is entered into.

“Specified Swap Agreement” means any Swap Agreement in respect of interest rates, currency exchange rates or commodity prices existing on the Issue Date or entered into by the Issuer or any Guarantor and any Person that is a lender or an affiliate of a lender under the Credit Agreement at the time such Swap Agreement is entered into and is secured equally and ratably with such Credit Agreement pursuant to the terms of the Credit Agreement and Security Documents or any such agreement secured equally and ratably with any Credit Facility pursuant to the terms of such Credit Facility and Security Documents.

“Standard & Poor’s” means Standard & Poor’s Financial Services, LLC and any successor to its rating agency business.

“Stock Compensation Plans” means compensation plans in connection with which the Issuer and its Subsidiaries make payments to Parent and its Affiliates in consideration for securities of Parent issued to employees of the Issuer and its Subsidiaries.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Note Guarantees.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(2)                                 any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or the Subsidiaries shall be a Swap Agreement.

“Tax Liability Allocation and Indemnification Agreement” means that certain Tax Liability Allocation and Indemnification Agreement entered into as of April 26, 2004 by and between Liberty Interactive LLC (f/k/a Liberty Media Corporation) and the Issuer, as amended, modified or replaced from time to time in a manner no less favorable to the Issuer than as in effect on the Issue Date; provided that such agreement may be amended from time to time in the future to permit Issuer to pay the portion of any additional consolidated, combined or similar income taxes payable by any direct or indirect parent of Issuer that are attributable to the income of Issuer and/or any of its Subsidiaries.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unrestricted Subsidiary” means (1) QVC France SAS, (2) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.13 and (3) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

Section 1.02                             Conflicts with Base Indenture.

In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.  With respect to the Notes (but not with respect to other Securities), (a) the provisions of Sections 3.03, 3.04, 3.05, 4.03, 5.01, 5.02, 6.01, 6.02, 6.06, 9.01, 9.02 and 10.04 of this Supplemental Indenture replace the provisions of those sections of the Base Indenture in their entirety and (b) the provisions of Article VIII of this Supplemental Indenture replace the provisions of Article VIII of the Base Indenture in their entirety.  Capitalized terms used but not defined in this Supplemental Indenture have the meanings given such terms in the Base Indenture.  Capitalized terms defined in both this Supplemental Indenture and in the Base Indenture have the meanings given such terms in this Supplemental Indenture.

Article II
The Notes

Section 2.01                             Amount; Series; Terms.

The Notes are hereby created and designated as a series of Securities under the Base Indenture: the title of the Notes shall be “6.250% Senior Secured Notes due 2068.” The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Upon receipt of a written order of the Issuer, the Trustee shall authenticate (i) 6.250% Senior Secured Notes due 2068 for original issue on the Issue Date in the aggregate principal amount not to exceed $435,000,000 and (ii) subject to Section 4.06 (unless terminated pursuant to Section 4.21) and Section 4.10, Additional Notes in an unlimited principal amount, upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer.  The Officer’s Certificate shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder.

Upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.  Any Additional Notes shall be part of the same issue as the Notes being issued on the date hereof and shall vote on all matters as one class with the Notes being issued on the date hereof, including, without limitation, waivers, amendments, redemptions and offers to purchase.  For the purposes of this Indenture, except for Section 4.06, references to the Notes include Additional Notes, if any.

The Stated Maturity of the Notes shall be November 26, 2068.  The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge, at the office of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Notes shall bear interest at the rate of 6.250% per annum from November 26, 2019 or from the most recent date to which interest has been paid or duly provided for, as further provided in the form of Note annexed hereto as Exhibit A.  Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The Notes will be issued in the form of one or more Global Securities, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Issuer and authenticated by the Trustee as provided in Section 2.04 of the Base Indenture.  The initial Depositary shall be The Depository Trust Company.

Section 2.02                             Denominations.

The Notes shall be issuable only in registered form, without coupons, and only in denominations and integral multiples of $25.00.

Section 2.03                             Form of Notes.

The Notes shall be substantially in the form of Exhibit A hereto which is hereby incorporated in and expressly made a part of this Supplemental Indenture.

Section 2.04                             CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify, and in any event within 10 Business Days, the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

Article III
Redemption

Section 3.01                             Optional Redemption.

At any time on and after November 26, 2024, the Notes will be redeemable at the Issuer’s election, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Prior to November 26, 2024, the Notes are redeemable at the Issuer’s election, in whole or in part at any time upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of:

(1)                                 100% of the aggregate principal amount of the Notes to be redeemed; or

(2)                                 as determined by an Independent Investment Banker, the sum of the present values of (i) the remaining scheduled payments of principal and (ii) interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

Section 3.02                             [Reserved]

Section 3.03                             Selection of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to Section 3.01, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $25.00 or less shall be redeemed in part.  The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.  The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $25.00.  For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.

Section 3.04                             Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder to be redeemed at his or her registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture.  If the Issuer mails such notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1)              the Redemption Date;

(2)              the redemption price and the amount of premium (or the manner of calculation the redemption price and/or premium) and accrued interest to be paid;

(3)              if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

(4)              the name and address of the Paying Agent;

(5)              that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)              that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)              that the Notes are being redeemed pursuant to Section 3.01; and

(8)              the aggregate principal amount of Notes that are being redeemed.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense.  In such event, the Issuer shall provide the Trustee with the information required by this Section 3.04.

Notice of any redemption of Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed.

Section 3.05                             Effect of Notice of Redemption.

Subject to the last paragraph of Section 3.04, once the notice of redemption described in Section 3.04 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Article IV
Covenants

Section 4.01                             [Reserved].

Section 4.02                             [Reserved].

Section 4.03                             Reports to Holders.

(a)                                 Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC:

(1)              within the time period specified in the SEC’s rules and regulations for a non-accelerated filer, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2)              within the time period specified in the SEC’s rules and regulations for a non-accelerated filer, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(3)              promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form); and

(4)              any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, including by posting such reports on the primary website of the Issuer or its Subsidiaries, in addition to providing such information to the Trustee and the Holders, in the case of Form 10-K within 30 days, and in each other case within 15 days, after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act as a non-accelerated filer.

(b)                                 In the event that (1) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and (2) such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, such consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.03 for the Issuer will satisfy this Section 4.03.

In addition, the Issuer will make such information available to prospective investors upon request.  In addition, the Issuer will, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no obligation to determine whether or not the Issuer shall have made such filings.

(c)                                  In the event that any direct or indirect parent of the Issuer is or becomes a Guarantor, Issuer may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer and the Subsidiaries of the Issuer on a stand-alone basis, on the other hand.

Section 4.04                             [Reserved].

Section 4.05                             [Reserved].

Section 4.06                             Limitations on Incurrence of Indebtedness.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness, in each case, if, after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

Notwithstanding the above, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)              Indebtedness of the Issuer and any Guarantor under the Credit Facilities (including the Notes issued on the Issue Date and Existing Notes) in an aggregate amount at any time outstanding not to exceed $5,000,000,000;

(2)              the Note Guarantees and the Existing Note Guarantees;

(3)              Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clause (1), (2) or (4));

(4)              (x) Indebtedness of the Issuer or any Restricted Subsidiary owed to any other Restricted Subsidiary or the Issuer and (y) guarantees by any Restricted Subsidiary or the Issuer of any Indebtedness of the Issuer or any other Restricted Subsidiary; provided, however, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, as applicable, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (4);

(5)              Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(6)              Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $100.0 million;

(7)              Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(8)              Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(9)              Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (2) or (3) above or this clause (9);

(10)       indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Issuer or any Restricted Subsidiary shall not be permitted under this clause (10) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (10) shall at no time exceed the gross proceeds actually received by the Issuer and the Restricted Subsidiaries in connection with such disposition;

(11)       Indebtedness of Subsidiaries that are not Guarantors if, after giving effect to such incurrence and the application of the proceeds thereof, the aggregate principal amount of such indebtedness does not exceed $425.0 million (less the amount of any Indebtedness secured by a Lien permitted under clause (23) of the definition of “Permitted Liens” which Indebtedness is not incurred pursuant to this clause (11)); and

(12)       Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $250.0 million at any time outstanding.

For purposes of determining compliance with this Section 4.06, Indebtedness under Existing Notes to the extent outstanding on the Issue Date may be deemed incurred pursuant to the Coverage Ratio Exception, and in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described and may later reclassify any item of Indebtedness described in clauses (1) through (12) above (provided that at the time of reclassification it meets the criteria in such category or categories), except that Indebtedness outstanding under the Credit Agreement and the Notes issued on the Issue Date shall be deemed to have been incurred under clause (1) above.  In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.06, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Section 4.07                             Limitations on Restricted Payments.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment:

(1)                                 no Default shall have occurred and be continuing or shall occur as a consequence thereof; and

(2)                                 after giving effect to such incurrence and the application of proceeds therefrom the Consolidated Leverage Test would be satisfied.

The foregoing provisions will not prohibit:

(1)                                 the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2)                                 the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (provided that any transfers of the Equity Interests of the Issuer will be subject to the provisions of the Parent Pledge Agreement);

(3)                                 the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests (provided that any transfers of the Equity Interests of the Issuer will be subject to the provisions of the Parent Pledge Agreement), (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture or (c) upon a Change of Control or in connection with a sale of assets to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with Section 4.20 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

(4)                                 (x) prior to the consummation of an initial public offering, payments to permit Parent, and which are used by Parent or (y) after the consummation of an initial public offering, payments used by the Issuer, to redeem Equity Interests of Parent or the Issuer, as the case may be, held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $25.0 million during any twelve consecutive months;

(5)                                 payments permitted pursuant to clause (3) of Section 4.09;

(6)                                 repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

(7)                                 [Reserved];

(8)                                 payments by the Issuer to Parent or its subsidiaries to the extent necessary to pay principal and interest when due in respect of Indebtedness of Parent and its subsidiaries;

(9)                                 Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for directors, management, employees or consultants of the Issuer and its Subsidiaries; or

(10)                          other Restricted Payments in an aggregate amount from and after the Issue Date not to exceed $50.0 million;

provided that in the case of any Restricted Payment pursuant to clause (3), (8) or (10) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Section 4.08                             Limitations on Asset Sales.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)              at the time of such transaction (or, if earlier, the date of the commitment to enter into such transaction) and after giving effect thereto and to the use of proceeds thereof, (a) no Default shall have occurred and be continuing, and (b) the Consolidated Leverage Test would be satisfied; and

(2)              if such Asset Sale involves the disposition of Collateral, the Issuer or such Subsidiary has complied with the provisions of this Indenture and the Security Documents.

Section 4.09                             Limitations on Transactions with Affiliates.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary.

The foregoing restrictions shall not apply to:

(1)              transactions between or among the Issuer and its Restricted Subsidiaries not involving any other Affiliate;

(2)              reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, and Stock Compensation Plans) and indemnification arrangements and reasonable payments to Affiliates in consideration for securities issued in connection therewith;

(3)              transactions pursuant to the Tax Liability Allocation and Indemnification Agreement;

(4)              loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(5)              Restricted Payments of the type described in clause (1), (2) or (4) of the definition of “Restricted Payment” and which are made in accordance with Section 4.07;

(6)              (x) any agreement in effect on the Issue Date and disclosed in the Prospectus Supplement, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Issuer in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(7)              any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity;

(8)              ordinary overhead arrangements in which any Subsidiary participates;

(9)              (a) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests or (b) the issuance or sale of any Qualified Equity Interests; and

(10)       transactions between the Issuer and/or any of the Restricted Subsidiaries, on the one hand, and Zulily, LLC and/or any of its Subsidiaries, on the other hand, if after giving pro forma effect to any such transaction, no Default shall have occurred and be continuing and the Consolidated Leverage Test would be satisfied.

Section 4.10                             Limitations on Liens.

(a)                                 The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets (including Equity Interests of a Restricted Subsidiary) of the Issuer or any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, Hedging Obligations or trade payables.

(b)                                 The provisions in the preceding clause (a) shall not apply to Liens on Collateral to secure Indebtedness (“Permitted Parity Indebtedness”) in an aggregate principal amount not exceeding $5,000,000,000 that is secured by a Lien that is equal and ratable with or junior to the Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders with respect to the Notes and the Note Guarantees; provided that, the Notes may be restricted from participating in providing instructions in respect of remedies and enforcement to the Collateral Agent with respect to the Collateral; provided, further, that, when there is no Credit Agreement outstanding, Liens incurred pursuant to this paragraph in favor of holders of Permitted Parity Indebtedness that ranks pari passu with the Notes may be entitled to participate in providing instructions in respect of remedies and enforcement to the Collateral Agent with respect to the Collateral ratably with the holders of any other such Indebtedness and the Holders of the Notes in proportion to the amount of obligations under such Indebtedness.

Section 4.11                             Additional Note Guarantees.

If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) becomes a Material Domestic Subsidiary, (b) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) guarantees any Indebtedness under the Credit Agreement or any Permitted Parity Indebtedness or (c) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

(1)              execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)              deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms (subject to customary qualifications).

Section 4.12                             Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)                                 pay dividends or make any other distributions on or in respect of its Equity Interests held by the Issuer or any Restricted Subsidiary;

(b)                                 make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c)                                  transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(1)              encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2)              encumbrances or restrictions existing under this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3)              non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)              encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement, the Existing Notes Indentures, the Existing Notes and the Existing Note Guarantees) as in effect on that date;

(5)              restrictions relating to any Lien permitted under this Indenture imposed by the holder of such Lien that limit the right of the relevant obligor to transfer assets that are subject to such Lien;

(6)              restrictions imposed under any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale;

(7)              encumbrances or restrictions imposed under any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired and encumbrances or restrictions imposed under any agreement of any Person that becomes a

Restricted Subsidiary; provided that such encumbrances or restrictions are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary;

(8)              any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9)              customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture, corporation or similar Person or assets of such entities;

(10)       Purchase Money Indebtedness incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)       restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(12)       any encumbrances or restrictions imposed by any amendments, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above; provided that such amendments, replacements or refinancings are not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment, replacement or refinancing; and

(13)       any encumbrances or restrictions solely in favor of the Issuer and/or Restricted Subsidiaries.

Section 4.13                             Limitations on Designation of Unrestricted Subsidiaries.

The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)              no Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation; and

(2)              at the time of and immediately after giving effect to such Designation, the Consolidated Leverage Test would be satisfied.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)              has no Indebtedness other than Non-Recourse Debt and other obligations arising by operation of law, including joint and several liability for taxes, ERISA obligations and similar items, except, in each case, pursuant to Investments which are made in accordance with Section 4.07;

(2)              is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding comply with Section 4.09;

(3)              is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results, except, in each case, pursuant to Investments which are made in accordance with Section 4.07; and

(4)              will not become a Subsidiary of the Issuer or its other Subsidiaries (other than another Unrestricted Subsidiary) where the Issuer or such other Subsidiary will become a general partner of any such Subsidiary.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture on the date that is 30 days after the Issuer or any Restricted Subsidiary has obtained knowledge of such failure (unless such failure has been cured by such date), and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 4.06 or the Lien is not permitted under Section 4.10, the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)              no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)              all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer and an Officer’s Certificate certifying compliance with the foregoing provisions delivered to the Trustee.

Section 4.14                             Limitations on Sale and Leaseback Transactions.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)              such Sale and Leaseback Transaction involves a lease for a term of not more than three years;

(2)              such Sale and Leaseback Transaction is between the Issuer and one of its Restricted Subsidiaries or between any of the Issuer’s Restricted Subsidiaries;

(3)              the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.06 and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to Section 4.10 or the lease in the Sale and Leaseback Transaction is not a capital lease and, upon its incurrence, such arrangements outstanding shall not be in excess of 15% of Consolidated Net Tangible Assets at any one time outstanding; or

(4)              the Issuer or such Restricted Subsidiary applies an amount equal to the net proceeds of such Sale and Leaseback Transaction within 365 days after such Sale and Leaseback Transaction to the retirement or other discharge of Indebtedness of the Issuer or a Restricted Subsidiary.

Section 4.15                             Conduct of Business.

The Issuer will not, and will not permit any Restricted Subsidiary to, change its line of business conducted by the Issuer and its Restricted Subsidiaries on the Issue Date (other than businesses incidental or related thereto).

Section 4.16                             [Reserved].

Section 4.17                             [Reserved].

Section 4.18                             [Reserved].

Section 4.19                             Payments for Consent.

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20                             Change of Control Offer.

If a Change of Control Triggering Event occurs with respect to the Notes, unless the Issuer has exercised its right to redeem the Notes, the Issuer will be required to make an offer to repurchase all or, at the Holder’s option, any part (equal to $25.00 or any integral multiple of $25.00 in excess thereof) of each Holder’s Notes pursuant to a Change of Control Offer.

In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes to be purchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event with respect to the Notes, the Issuer shall mail a notice to Holders of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes (a “Change of Control Offer”) on the date specified in the notice, which date will be no earlier than 30 and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Paying Agent will be required to promptly pay, to each Holder who properly tendered Notes, the purchase price for such Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $25.00 or an integral multiple of $25.00 in excess thereof.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.  In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

The Issuer shall comply with the requirements of applicable securities laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions under this Section 4.20, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.20 by virtue of this compliance.

Section 4.21                             Fall-Away Event.

If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Moody’s and Standard & Poor’s, and the Issuer has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the ratings of the Notes or the occurrence of any Default, the provisions in the following sections shall no longer be applicable to the Notes (collectively, the “Terminated Covenants”):  Sections 4.06, 4.07, 4.08, 4.09, 4.12 and clause (3) of Section 5.01.

No Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture or the Notes with respect to the Terminated Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the Notes attain Investment Grade Ratings, regardless of whether such actions or event would have been permitted if the applicable Terminated Covenants remained in effect.

Article V
Successors

Section 5.01                             Limitations on Mergers, Consolidations, etc.

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)                                 either:

(a)                                 the Issuer will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture;

(2)                                 immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

(3)                                 immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Leverage Test would be satisfied.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, unless:

(1)                                 either:

(a)                                 such Guarantor will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Security Documents; and

(2)                                 immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer or Guarantor in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or the Person to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary; provided if such Restricted Subsidiary is a Guarantor, that the surviving entity remains or becomes a Guarantor.

Section 5.02                             Successor Person Substituted.

Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Restricted Subsidiary under this Indenture with the same effect as if such successor entity had been named as the Issuer or such Restricted Subsidiary herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

Article VI
Defaults and Remedies

Section 6.01                             Events of Default.

Each of the following shall be an “Event of Default” with respect to the Notes:

(1)                                 failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)                                 failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)                                 failure by the Issuer to comply with Section 5.01 or in respect of its obligations to make a Change of Control Offer;

(4)                                 failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes;

(5)                                 default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)                                 is caused by a failure to pay at final maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof,

(b)                                 results in the acceleration of such Indebtedness prior to its express final maturity, or

(c)                                  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or the applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $100.0 million or more (and provided that, for purposes of this clause (5) only, “Indebtedness” shall include any Hedging Obligations with the “principal amount” of any Hedging Obligations at any time being the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Restricted Subsidiary would be required to pay if the agreement with respect to such Hedging Obligations terminated at such time);

(6)                                 one or more judgments or orders that exceed $100.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)                                 the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)                                 commences a voluntary case,

(b)                                 consents to the entry of an order for relief against it in an involuntary case,

(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)                                 makes a general assignment for the benefit of its creditors;

(8)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)                                 appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c)                                  orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days;

(9)                                 any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee);

(10)                          (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture and the Security Documents, (b) any security interest created thereunder or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction (other than by reason of release in accordance with the terms of the Indenture and the Security Documents) or (c) the Issuer, any Guarantor, the Parent Pledgor or any of their respective Affiliates asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable; or

(11)                          the Parent Pledgor shall fail to observe or perform any covenant, condition or agreement contained in the Parent Pledge Agreement and such failure shall continue unremedied for a period of 30 days after notice thereof from the Collateral Agent to the Parent Pledgor.

Section 6.02                             Acceleration.

If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer or any Guarantor occurs, all outstanding Notes shall become due and payable without any further action or notice.  If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer or any Guarantor), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately.  Upon any such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, in accordance with the terms of this Indenture, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture.

The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders of such Notes written notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03                             [Reserved]

Section 6.04                             [Reserved]

Section 6.05                             [Reserved]

Section 6.06                             Limitations on Suits.

No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1)                                 has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes;

(2)                                 has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)                                 has not received from the Holders of a majority in aggregate principal amount of the Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).  The rights of the Holders under Article VI of the Indenture are subject to the terms of Article VII and the Security Documents.

Article VII
Collateral and Security

Section 7.01                             Security Documents.

(a)                                 The payment of the principal of, premium, if any, and interest on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Note Guarantees, the payment of all secured obligations under the Security Documents, and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Security Documents are secured by Liens on the Collateral in favor of the Collateral Agent for the benefit of the Trustee and the Holders prior to all other Liens except for Permitted Liens, as provided in the Security Documents, and shall be secured as provided in the Security Documents hereafter delivered as required or permitted by this Indenture.  The Trustee, the Issuer and the Guarantors hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the ratable benefit of the Trustee and the Holders and the other secured parties under the Security Document as provided therein and enforcing their rights (in their capacity as such) with respect to the Collateral, in each case pursuant to the terms of the Security Documents.  Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the applicable Security Documents, and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer shall deliver to the Collateral Agent all documents required to be delivered pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 7.01(a), to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured thereby, according to the intent and purposes therein expressed.  The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements) and take all other actions as are required by the Security Documents to maintain (at the sole cost and expense of the Issuer and Guarantors) the security interest created by the Security Documents in the Collateral in favor of the Collateral Agent for the benefit of the Trustee and the Holders as a valid and enforceable first priority perfected lien and security interest, subject only to Permitted Liens.

(b)                                 Neither the Issuer nor any Guarantor shall take or omit to take any action that would materially adversely affect or impair the Liens in favor of the Collateral Agent for the benefit of the Trustee and the Holders with respect to the Collateral.  Neither the Issuer nor any Guarantor shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Note Guarantees and the Security Documents.

Section 7.02                             Collateral Agent.

(a)                                 The Collateral Agent shall determine the time and method by which the security interests in the Collateral shall be enforced and shall have the sole and exclusive right to manage, perform and enforce the terms of the Security Documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshal, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a Default or Event of Default under this Indenture.

(b)                                 Prior to the repayment in full in cash of all obligations under the Credit Agreement, neither the Trustee nor the Holders shall be entitled to exercise or be entitled to participate in providing instructions in respect of remedies and enforcement to the Collateral Agent, including the right to enforce the actions pursuant to the Security Documents, request any action, institute proceedings, give any instructions or notices, make any election, make collections, sell or otherwise foreclose on any portion of the Collateral or receive any payment (except for the right to receive payments as expressly set forth under the Security Documents).

(c)                                  None of the Collateral Agent, any lender or agent of the secured obligations under the Security Documents shall be liable to the Trustee or the Holders for any actions with respect to the creation, perfection or continuation of the security interests on the Collateral, actions with respect to the occurrence of a default or an event of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Collateral, actions with respect to the collection of any claim for all or any part of the obligations under the Notes from any debtor, guarantor or any other party or the valuation, use or protection of the Collateral.

Section 7.03                             Release of Collateral.

(a)                                 The Issuer and the Guarantors shall be entitled to the release of the following property and other assets constituting Collateral from the Liens securing the Notes and the Note Guarantees under any one or more of the following circumstances:

(1)                                 in the case of a Guarantor that is released from its Note Guarantee pursuant to the terms hereof, the property and assets of such Guarantor;

(2)                                 concurrently with any release of such Collateral under the Credit Agreement, the Existing Notes, and all then outstanding Permitted Parity Indebtedness;

(3)                                 any Collateral that is sold (other than any such sale to another grantor of Collateral) in a transaction permitted by the Credit Agreement;

(4)                                 as described under Section 9.02(b); or

(5)                                 upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a legal defeasance or covenant defeasance hereunder made in accordance with Sections 8.02 or 8.03 or a discharge of this Indenture pursuant to Section 8.01.

(b)                                 Upon receipt of an Officer’s Certificate and an Opinion of Counsel certifying that all conditions precedent hereunder and under the Security Documents (and TIA Section 314(d)), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Trustee shall, to the extent it may do so under the applicable Security Documents, or shall cause the Collateral Agent to, execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in good faith in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 7.04                             Filing, Recording and Opinions.

(a)                                 The Issuer shall comply with the provisions of TIA § 314 to the extent applicable.  To the extent applicable, the Issuer shall cause TIA § 313(b), relating to reports, TIA § 314(b), relating to opinions, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) shall be made by an officer or legal counsel, as applicable, of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.

(b)                                 Any release of Collateral permitted by Section 7.03 hereof shall be deemed not to impair the Liens under this Indenture and the Security Documents in contravention hereof and thereof.  Any certificate or opinion required by TIA § 314(d) shall be made by an officer or legal counsel, as applicable, of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.

(c)                                  Notwithstanding anything to the contrary in this Section 7.04, the Issuer and its Subsidiaries shall not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including ‘‘no action’’ letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.  Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act.  The Issuer and the Guarantors may, subject to the provisions of this Indenture, among other things, without any release or consent by the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business; (viii) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and (ix) abandoning any intellectual property that is no longer used or useful in the Issuer’s business.

Section 7.05                             Possession and Use of Collateral.

Subject to the provisions of the Security Documents, the Issuer and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than as set forth in the Security Documents and herein), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than as set forth in the Security Documents and herein), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents thereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.  Subject to the provisions of the Parent Pledge Agreement, the Parent Pledgor will have the right to receive dividends paid in respect of the shares constituting the Collateral and to exercise all voting rights with respect to the shares constituting the Collateral.

Section 7.06                             Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents.

(a)                                 The Holders agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents.  Furthermore, each Holder, by accepting such Note and the Trustee hereby appoints JPMorgan Chase Bank, N.A. (and any of its successors) as collateral agent under the Security Documents and consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

(b)                                 The Collateral Agent is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions hereof and thereof.

(c)                                  The Issuer and the Holders each acknowledge that the Trustee may, but is not required to, act as collateral agent under any of the Security Documents.

Section 7.07                             Purchase Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article VII to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

Section 7.08                             Reinstatement; Powers Exercisable by Receiver or Trustee.

(a)                                 To the extent the Trustee or any Holder is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay any amount, including with respect to the Obligations or proceeds of any Collateral, to the estate of the Issuer or any Guarantor (or any trustee, receiver or similar person therefor) because the payment of such amount was subsequently invalidated, set aside, declared to be fraudulent or preferential in any respect or for any other reason, any such amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto, the Obligations owing to such party shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not been received.  Such Secured Party and the Trustee shall be entitled to a reinstatement of the Obligations, the Liens and security interests with respect to all such recovered amounts and shall have all rights, powers and remedies as a Secured Party under this Indenture and the Security Documents which shall continue in full force and effect.  In such event, this Indenture shall be automatically reinstated and each of the Issuer and the Guarantors shall take such action as may be reasonably requested by the Trustee to effect such reinstatement.

(b)                                 In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article VII upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article VII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Article VIII
Discharge of the Indenture

Section 8.01                             Discharge of Indenture.

The Issuer may terminate its obligations and the obligations of the Guarantors under the Notes, the Note Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 8.01, if

(1)                                 all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)                                 (a)  all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) shall become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to Section 3.01, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders of such Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, (b) the Issuer has paid all sums payable by it under this Indenture, and (c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Notes, the Note Guarantees and this Indenture, except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 7.07 of the Base Indenture and in Sections 8.05 and 8.06 shall survive.

Section 8.02                             Legal Defeasance.

The Issuer may at its option, by Board Resolution of the Board of Directors of the Issuer, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Note Guarantees on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees and to have satisfied all its other obligations under the Notes, the Note Guarantees and this Indenture (and the Trustee, at the expense of the Issuer, shall, subject to Section 8.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 8.04 and as more fully set forth in such Section, (b) the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.12 and 4.05 of the Base Indenture, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 of the Base Indenture) and (d) this Article VIII.  Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.02 with respect to Notes notwithstanding the prior exercise of its option under Section 8.03 with respect to such Notes.

Section 8.03                             Covenant Defeasance.

At the option of the Issuer, pursuant to a Board Resolution of the Board of Directors of the Issuer, with respect to the Notes (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.03 (except for obligations mandated by the TIA), 4.01 of the Base Indenture, Sections 4.06 through 4.15, inclusive, Section 4.20 and clause (3) of the first paragraph of Section 5.01 and (y) clauses (4), (5), (6) and (9) of Section 6.01 shall no longer apply with respect to the Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 8.04                             Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 8.02 or Section 8.03 to the outstanding Notes:

(1)                                 the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

(2)                                 in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that:

(A)                               the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(B)                               since the date hereof, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)                                 in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of outstanding Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)                                 no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),

(5)                                 the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute (a) a Default under this Indenture or (b) a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

(6)                                 the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)                                 the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes, then the obligations of the Issuer and the obligations of Guarantors under this Indenture shall be revived and no such defeasance shall be deemed to have occurred.

Section 8.05                             Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.07                             Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 8.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 8.08                             Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.05 of the Base Indenture, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer.  After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

Article IX
Amendments

Section 9.01                             Without Consent of Holders.

The Issuer and the Trustee (or in the case of the Security Documents, the Collateral Agent) may amend, waive or supplement this Indenture, the Security Documents, the Note Guarantees or the Notes without prior notice to or consent of any Holder:

(1)                                 to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders pursuant to Section 5.01;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                 to cure any ambiguity, defect or inconsistency;

(4)                                 to add Note Guarantees with respect to the Notes or to secure the Notes;

(5)                                 to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

(6)                                 to qualify or maintain the qualification of this Indenture under the TIA;

(7)                                 to add to the covenants of the Issuer or a Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer or a Guarantor with respect to the Notes;

(8)                                 to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(9)                                 to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent or Trustee for the benefit of the Holders as additional security for the payment and performance of all or any portion of the obligations under the Notes and this Indenture in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(10)                          to add or remove Secured Parties (or any agent acting on their behalf) to or from any Security Documents or to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture; or

(11)                          to make any other change that does not materially adversely affect the rights of any Holder hereunder.

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 9.02                             With Consent of Holders.

(a)                                 Subject to clause (b) of this Section 9.02, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Furthermore, without the consent of each Holder affected, no amendment or waiver may:

(1)                                 reduce, or change the maturity of, the principal of any Note;

(2)                                 reduce the rate of or extend the time for payment of interest on any Note;

(3)                                 reduce any premium payable upon redemption of the Notes or change the date on, or the circumstances under, which any Notes are subject to redemption (other than provisions relating to the purchase of Notes described in Sections 4.20, except that if a Change of Control has occurred, no amendment or other modification of the obligation of the Issuer to make a Change of Control Offer relating to such Change of Control shall be made without the consent of each Holder affected);

(4)                                 make any Note payable in money or currency other than that stated in the Notes;

(5)                                 modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6)                                 reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(7)                                 waive a default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(8)                                 impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(9)                                 release any Guarantor that is a Material Domestic Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture, or amend the definition of Material Domestic Subsidiary in a manner adverse to Holders; or

(10)                          make any change in this Section 9.02.

(b)                                 In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in each case in any manner that materially and adversely affects the rights of the Holders to equally and ratably share in the Liens provided for in the Security Documents in a manner that is materially disproportionate to the effect of such amendment, supplement or waiver on the holders of the other obligations secured by the Security Documents.

Article X
Guarantee of the Notes

Section 10.01                      Guarantors.

Pursuant to Section 2.01(9) of the Base Indenture, each of the Guarantors is hereby designated as a “Subsidiary Guarantor” for purposes of Article X of the Base Indenture.

Section 10.02                      [Reserved]

Section 10.03                      [Reserved]

Section 10.04                      Release of Guarantor.

A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under this Indenture:

(1)                                 in the event of dissolution of such Guarantor;

(2)                                 if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively; or

(3)                                 upon the release or discharge of the guarantee by such Guarantor of the Credit Agreement or such other Indebtedness that resulted in the creation of such Note Guarantee, except a discharge or release by or as a result of payment under such other guarantee, and in each such case, the Issuer has delivered to the Trustee an Officer’s Certificate or an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

Article XI
Miscellaneous

Section 11.01                      Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 11.02                      Governing Law.

THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.03                      Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.04                      Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.05                      Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.06                      No Recourse Against Others

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

QVC, INC.

By:	/s/ Jeffrey A Davis
Name: Jeffrey A Davis
Title: Executive Vice President

AFFILIATE INVESTMENT, INC.

By:	/s/ Robert Smith
Name: Robert D. Smith
Title: President

AFFILIATE RELATIONS HOLDINGS, INC.

By:	/s/ Robert Smith
Name: Robert D. Smith
Title: President

AMI 2, INC.

By:	/s/ Robert Smith
Name: Robert D. Smith
Title: President

ER MARKS, INC.

By:	/s/ Robert Smith
Name: Robert D. Smith
Title: President

QVC GLOBAL HOLDINGS I, INC.

By:	/s/ Jeffrey A. Davis
Name: Jeffrey A. Davis
Title: Executive Vice President

QVC GLOBAL HOLDINGS II, INC.

By:	/s/ Jeffrey A. Davis
Name: Jeffrey A. Davis
Title: Executive Vice President

QVC ROCKY MOUNT, INC.

By:	/s/ Jeffrey A Davis
Name: Jeffrey A Davis
Title: Executive Vice President

QVC SAN ANTONIO, LLC

By:	/s/ Jeffrey A. Davis
Name: Jeffrey A. Davis
Title: Executive Vice President

QVC DEUTSCHLAND GP, INC.

By:	/s/ Jeffrey A. Davis
Name: Jeffrey A. Davis
Title: Executive Vice President

HSN, INC.

By:	/s/ John Misko
Name: John F. Misko
Title: Senior Vice President, Corporate Finance

HSNi, LLC

By:	/s/ John Misko
Name: John F. Misko
Title: Senior Vice President, Corporate Finance

HSN HOLDING LLC

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

AST SUB, INC.

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

HOME SHOPPING NETWORK EN ESPANOL, L.L.C.

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

HOME SHOPPING NETWORK EN ESPANOL, L.P.
By: HOME SHOPPING NETWORK EN
ESPANOL, L.L.C., its general partner

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

H.O.T. NETWORKS HOLDINGS (DELAWARE) LLC

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

HSN OF NEVADA LLC

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

INGENIOUS DESIGNS LLC

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

NLG MERGER CORP.

By:	/s/ John Misko
Name: John Misko
Title: President

VENTANA TELEVISION, INC.

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

VENTANA TELEVISION HOLDINGS, INC.

By:	/s/ Michael Fitzharris
Name: Michael Fitzharris
Title: President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ George J. Rayzis
Name: George J. Rayzis
Title: Vice President

Exhibit A

[FORM OF FACE OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-1

FORM OF GLOBAL INITIAL NOTE

CUSIP
ISIN

QVC, INC.

No.	$

6.250% SENIOR SECURED NOTE DUE 2068

QVC, INC., a Delaware corporation (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of              dollars on November 26, 2068.

Interest Rate:	6.250% per annum

Interest Payment Dates:	March 15, June 15, September 15 and December 15

Record Dates:	March 1, June 1, September 1 and December 1

Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.

2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

QVC, INC.

By:
Name:
Title:

Dated:

3

Certificate of Authentication

This is one of the 6.250% Senior Secured Notes due 2068 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Dated:

4

[FORM OF REVERSE OF GLOBAL INITIAL NOTE]

QVC, INC.

6.250% SENIOR SECURED NOTE DUE 2068

1.                                      Interest.

QVC, INC., a Delaware corporation (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6.250% per annum.  Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including November 26, 2019 to but excluding the date on which interest is paid.  Interest shall be payable on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2019.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 6.250% per annum.

2.                                      Method of Payment.  The Company shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 1, June 1, September 1 or December 1 next preceding the interest payment date (whether or not a Business Day).  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company (through the Paying Agent) shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  If the Holder has given wire transfer instructions to the Company at least ten Business Days prior to the payment date, the Company shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions.  Otherwise, payments on this Note shall be made at the office or agency of the Payment Agent unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

3.                                      Paying Agent and Registrar.  Initially, U.S. Bank National Association, a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar or co-registrar without notice.  The Company or any of its Affiliates may act as Paying Agent or Registrar.

4.                                      Indenture.  This is one of the Notes issued under an Indenture dated as of September 13, 2018, as supplemented by the Second Supplemental Indenture thereto dated November 26, 2019 (and as further amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control

5.                                      Mandatory Redemption.  Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

5

6.                                      Optional Redemption.

At any time on and after November 26, 2024, the Notes will be redeemable at the Company’s election, in whole or in part, at a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

Prior to November 26, 2024, the Notes will be redeemable at the Company’s election, in whole or in part at any time upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the greater of:

(1)                                 100% of the aggregate principal amount of the Notes to be redeemed; or

(2)                                 as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, plus, in either of the above cases, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

7.                                      Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture.  On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                      Offers To Purchase.  The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.                                      Collateral.  These Notes are secured initially by a security interest in the Collateral pursuant to certain Security Documents.  Reference is made to the Indenture for events causing release of the security interest in the Collateral.

10.                               Denominations, Transfer, Exchange.  The Notes are in registered form, without coupons, in denominations and integral multiples of $25.00.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing of notice of redemption.

11.                               Persons Deemed Owners.  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.                               Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for two years, the Trustee shall pay the money back to the Company at its written request.

6

After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

13.                               Amendment, Supplement, Waiver, Etc.  The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act, and making any change that does not materially and adversely affect the rights of any Holder.  Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

14.                               Successor Corporation.  When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article V of the Indenture, the predecessor corporation shall, except as provided in Article V of the Indenture, be released from those obligations.

15.                               Defaults and Remedies.  Events of Default are set forth in the Indenture.  Subject to certain limitations in the Indenture, if an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company or any Guarantor occurs, all outstanding Notes shall become due and payable without any further action or notice.  If any other Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 of the Indenture with respect to the Company or any Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article V of the Indenture) if it determines that withholding notice is in their best interests.

16.                               Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.                               Discharge.  The Company’s obligations pursuant to the Indenture shall be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

18.                               Guarantees.  The Note shall be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders, and for events causing release of the Guarantors from the Note Guarantees.

7

19.                               Authentication.  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

20.                               Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.  The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

21.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (=  tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.                               CUSIP/ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

QVC, INC.
Studio Park, 1200 Wilson Drive, MC 207
West Chester, Pennsylvania 19380

Attention:  General Counsel

8

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company.  The Agent may substitute another to act for him.

Date:		Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.20 of the Indenture, check the appropriate box:

☐                                    Section 4.20

If you want to have only part of the Note purchased by the Company pursuant to Section 4.20 of the Indenture, state the amount you elect to have purchased:

$
($25.00 or any integral multiple of $25.00)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

10

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

11

Exhibit B

NOTATION OF GUARANTEE

Each of the Guarantors (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Issuer.

The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

[NAME(S) OF GUARANTOR(S)]

By:
Name:
Title:

B-1